UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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International Business Machines Corporation

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Overview of IBM's 2026 Annual Meeting of Stockholders

In 2025, IBM's strategy fueled growth, drove innovation and delivered strong results for you, our stockholders. IBM's technology and expertise are helping our clients and ecosystem partners to create smarter business with our AI and hybrid cloud platforms.

We request your support at the 2026 Annual Meeting

© 2026 IBM Corporation

✓ Board of Directors

- Independent and engaged Board composed of **global thought and business leaders with a wide array of technology, strategic, and business skills and experience**, well-positioned to guide IBM into the future
- Ongoing refreshment including the recent addition of **Ramon Laguarta, Chairman and CEO of PepsiCo**, who contributes deep expertise in innovative transformation and global business strategy

Refer to pgs. 9-18 of Proxy

✓ Ratification of Appointment of Accounting Firm

- IBM's Audit Committee has selected PricewaterhouseCoopers LLP to be IBM's auditors for 2026 and believes **this selection is in the best interest of IBM's stockholders**

Refer to pgs. 72-73 of Proxy

✓ Executive Compensation (Say on Pay)

- Strong compensation practices support our **high-value business model**, which delivered **$67.5 billion in revenue** and **$13.2 billion cash from operations**
- **Pay outcomes are based on business performance** relative to our goals; a majority of pay is in the form of **long-term equity** with a significant percentage of **pay at-risk**
- **The introduction of a relative TSR modifier for 2025 PSU awards** further strengthens alignment with stockholder interests.

Refer to pgs. 33-69 of Proxy

✓ 2026 Long-Term Performance Plan

▶ *See next page for more details*

- The 2026 Long-Term Performance Plan is **critical to attracting, motivating, and retaining talent in an increasingly competitive market** for technical and leadership expertise
- Supports **IBM's pay-for-performance philosophy**, with multi-year equity awards that **align employee incentives with long-term stockholder value creation** and sustained business performance
- Plan terms reflect **sound compensation practices,** and IBM's historical three-year average burn rate of 1.38% reflects **responsible equity grant governance**

Refer to pgs. 75-85 of Proxy

X Stockholder Proposals: Management recommends votes AGAINST

- Change to Director Stock Ownership Guidelines: **IBM's stock ownership guidelines are among the strongest in its peer group**
- Action by Written Consent: **written consent could disenfranchise stockholders, create confusion, and undermine transparency**
- Report on AI Bias: **IBM already provides extensive, market-leading disclosures on responsible AI, bias mitigation, and oversight**
- Report on Discrimination in Charitable Support: **IBM maintains robust governance and oversight of charitable initiatives** and already discloses relevant information

Refer to pgs. 86-95 of Proxy

✓ Approve the 2026 Long-Term Performance Plan (LTPP)

Your support of the 2026 LTPP helps ensure IBM can continue to attract and retain the critical talent needed to execute its AI and hybrid cloud strategy and deliver sustainable long-term stockholder value

Talent is key and competition is fierce

- AI- and hybrid cloud-led strategy requires highly specialized technical expertise
- Sustaining innovation, client trust and competitiveness depends on attracting and retaining top talent
- Demand is strongest for scarce skills in AI, software, cloud architecture and cybersecurity
- Competition for this talent is intense across leading global technology companies

Equity compensation supports attraction, retention & motivation

- Long-term equity incentives align employee and stockholder interests
- Multi-year vesting promotes retention, sustained performance and ownership
- Promotes a culture of accountability and shared priorities over the long-term
- Supports equity awards across a broad population of employees

Sound plan design and strong governance

- State-of-the-art design aligned with best-practice governance standards
- A three-year average burn rate of 1.38% reflects a measured and responsible approach to equity compensation
- Proposed share pool represents a fully diluted overhang of approximately 10.16%, supporting equity needs for approximately five years
- No evergreen, no repricing, no discounted options, no liberal share recycling

Dear IBM Senior Leaders:

Re: Voting Your IBM Shares for the 2026 Annual Meeting

I am writing to remind you to make sure to vote all of your IBM shares for the 2026 Annual Meeting. By now you should have received a copy of IBM’s 2026 Proxy Statement along with the proxy card or Notice of Internet Availability of Proxy Materials. If you hold IBM shares in “street name” (i.e., through a bank or broker), you will have received a voter instruction form from your bank or broker. Some of you will receive multiple copies of the proxy materials, reflecting different ownership accounts you may have. Please make sure to vote all of the proxy voting cards that you receive or follow the instructions on the Notice of Internet Availability of Proxy Materials, if applicable.

As you know, IBM’s strategy continues to fuel growth, drive innovation, and deliver strong results. Throughout 2025, we continued to execute against our strategy and delivered $67.5 billion in revenue. We generated cash from operations of $13.2 billion, and returned $6.3 billion to our stockholders through our dividend, which we increased for the 30th consecutive year. In 2026, your Company is well-positioned for continued success and to deliver growth and greater value to stockholders.

As you see in the Proxy Statement, the Board recommends a vote:
•FOR Item of Business 1: Election of our Directors
•FOR Item of Business 2: Ratification of Appointment of our Independent Registered Accounting Firm
•FOR Item of Business 3: Say on Pay Proposal
•FOR Item of Business 4: 2026 Long-Term Performance Plan Proposal
•AGAINST Item of Business 5: Stockholder Proposal Requesting a Change to IBM’s Outside Director Stock Ownership Guidelines
•AGAINST Item of Business 6: Stockholder Proposal Requesting a Right to Act by Written Consent
•AGAINST Item of Business 7: Stockholder Proposal Requesting a Report on AI Bias
•AGAINST Item of Business 8: Stockholder Proposal Requesting a Report on Discrimination in Charitable Support

For the reasons explained in our Proxy Statement, we believe that such votes are in the best interests of our Company and its stockholders.  It is important that you show your support for IBM and vote your shares. If you hold your shares in record name (i.e., directly through our transfer agent, Computershare) and need assistance regarding your record accounts, please contact Bob Wilt at infoibm@us.ibm.com. If you hold your shares in street name (e.g., Morgan Stanley, Merrill Lynch, Charles Schwab, or another financial institution), you will need to contact your broker directly in order to obtain a replacement voting instruction form.

You may also find additional information at http://www.ibm.com/investor/proxyinformation. If you do not receive a copy of the Proxy Statement or Notice of Internet Availability of Proxy Materials by Tuesday, April 14, 2026, please contact Bob Wilt at infoibm@us.ibm.com. If you have already voted all of your shares, no further action is required on your part. Please do not hesitate to call me at 914-499-xxxx or email me at xxxxxxxx@us.ibm.com if you have questions or comments.

Sincerely,
/s/ Jane P. Edwards

Jane P. Edwards
Vice President and Secretary